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                                                                    EXHIBIT 99.5

                             JOINT FILING AGREEMENT

         The undersigned each agree that the Statement on Schedule 13D relating to the Common Stock, $.10 par value, of South Texas Drilling & Exploration, Inc. is adopted and filed on behalf of each of them, (ii) all future amendments to such Statement on Schedule 13D will, unless written notice to the contrary is delivered as described below, be jointly filed on behalf of each of them, and
(iii) the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934 apply to each of them. This agreement may be terminated with respect to the obligation to jointly file future amendments to such Statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to the other person signatory hereto, at the principal office thereof.

         IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the date set forth below.


Dated: February 25, 2000                      WEDGE Energy Services, L.L.C.


                                              By:  /s/ RICHARD E. BLOHM, JR.
                                                  -----------------------------
                                              Name:  Richard E. Blohm, Jr.
                                              Title: Secretary



Dated: February 25, 2000                      ISSAM M. FARES


                                              By:  /s/ RICHARD E. BLOHM, JR.
                                                  -----------------------------
                                              Name:  Richard E. Blohm, Jr.
                                              Title: Attorney-in-Fact